UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its annual meeting of shareholders on November 22, 2016. At the annual meeting, the shareholders of the Company:

(i)

Approved the transaction providing for American Compass, Inc., a California corporation and wholly owned U.S. Subsidiary of Hybrid Kinetic Group Limited, a publicly traded Bermuda company listed on the Hong Kong Stock Exchange, to purchase 66.5 million newly issued shares of the Company’s common stock for an aggregate purchase price of $47,880,000 (the “Transaction”);

(ii)	Elected the persons listed in Proposal 4 below to serve as directors of the Company until the 2017 annual meeting of shareholders;
(iii)	Approved on an advisory basis the compensation for the Company’s named executive officers;
(iv)	Approved the amendment to the Company’s 2012 equity incentive plan to increase the number of shares available for grant by 2,500,000 shares;
(v)	Approved the amendment to the Company’s stock bonus plan to increase the number of shares available for grant by 300,000 shares;
(vi)	Approved the ratification of the appointment of Hein & Associates LLP to act as our independent auditors for the fiscal year ending December 31, 2016; and
(vii)

Approved the adjournment of the final portion of the annual meeting to reconvene on December 9, 2016 at 10:00 a.m. at the Company’s headquarters, 4120 Specialty Place, Longmont, Colorado 80504, to vote to approve two proposals each dealing with proposed amendments to the Company’s Articles of Incorporation of the Company, approval of which is a condition to the parties’ obligations to close the Transaction.

The Company had 48,518,666 shares of common stock outstanding as of October 4, 2016, the record date for the annual meeting. At the annual meeting, holders of a total of 43,605,762 shares of common stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the annual meeting:

Proposal 1. The shareholders approved the Transaction, which results in a “change of control” of the Company:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes

27,055,778	4,139,291	84,486	12,326,207

Proposal 4.  The shareholders elected each of the five nominees to the Board of Directors for a one-year term. The voting results were as follows:

Name	Shares Voted “For”	Shares Withheld	Broker Non-Votes
Donald W. Vanlandingham	28,326,093	2,953,462	12,326,207
Joseph R. Mitchell	28,423,626	2,855,929	12,326,207
Stephen J. Roy	28,378,061	2,901,494	12,326,207
Joseph P. Sellinger	28,366,643	2,912,912	12,326,207
John E. Sztykiel	28,291,927	2,987,628	12,326,207

Proposal 5.  The shareholders approved on an advisory basis the compensation of the Company’s named executive officers:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
23,800,197	6,180,235	1,299,123	12,326,207

Proposal 6.  The shareholders approved the amendment to the Company’s 2012 equity incentive plan to increase the number of shares available for grant by 2,500,000 shares:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
23,139,346	7,263,274	876,935	12,326,207

Proposal 7. The shareholders approved the amendment to the Company’s stock bonus plan to increase the number of shares available for grant by 300,000 shares:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
23,212,041	7,243,510	824,004	12,326,207

Proposal 8. The shareholders approved the ratification of the appointment of Hein & Associates LLP to act as our independent auditors for the fiscal year ending December 31, 2016:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”
39,696,593	2,680,826	1,228,343

Proposal 9. The shareholders approved the adjournment of the final portion of the annual meeting to reconvene on December 9, 2016 at 10:00 a.m. at the Company’s headquarters, 4120 Specialty Place, Longmont, Colorado 80504:

Shares Voted “For”	Shares Voted “Against”
43,605,762	0

When the meeting is reconvened, the shareholders will vote to approve (a) the Amended and Restated Articles of Incorporation of the Company that, among other things, would increase the number of authorized shares of common stock by 100,000,000 to 175,000,000, which is necessary to effect the Transaction, and (b) a further amendment to the Amended and Restated Articles of Incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation and certain corporate transactions from two-thirds of the outstanding shares to a majority of the outstanding shares.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

28
UQM TECHNOLOGIES, INC.

Dated: November 22, 2016	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

99.1Press Release dated November 22, 2016